Exhibit 99.1

Broadwind Confirms Receipt of WM Argyle Fund’s Notice

of Intent to Nominate Directors at the 2023 Annual Meeting

--No Action Required by Stockholders--

CICERO, Ill., Jan. 19, 2023 (GLOBE NEWSWIRE) -- Broadwind, Inc. (NASDAQ: BWEN, “Broadwind” or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today confirmed receipt of notice from WM Argyle Fund LLC (the “Fund”), which allegedly owns approximately 1.0% of the Company’s outstanding common stock valued at approximately $1.2 million, of its purported intent to nominate six individuals for election to the Company’s Board of Directors (the “Board”) at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”).

The Board will consider the Fund’s proposed nominees in due course and review the Fund’s notice for compliance with its established procedures under the Company’s bylaws and applicable law. The Board will present its recommendations in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission (the “SEC”) and made available to all stockholders entitled to vote at the 2023 Annual Meeting.

The Company has engaged with the Fund, as it would with any stockholder, and is disappointed that the Fund has chosen to initiate a costly and disruptive proxy contest, particularly given the Company’s recent track record of value creation. Broadwind believes that the Fund’s attempt to take over Broadwind’s full Board represents a disguised attempt to seize control of the Company without paying a premium. However, Broadwind remains committed to maintaining an open dialogue while continuing to represent the best interests of all stockholders.

The Board is currently comprised of six highly qualified directors with proven track records. Equipped with expertise across a wide range of disciplines and industries, the Board also possesses a deep knowledge of the Company’s business and the industries in which it operates. Through ongoing refreshment, the average tenure of the current Board is less than seven years. Moreover, 80% of the Company’s directors are independent, ensuring objectivity and proper representation of all stockholder interests.

Under the leadership of the current Board and management team, the Company has created significant value for stockholders. On a trailing three-year basis, Broadwind’s stock price has increased approximately 250% and, in 2022, the Company materially outperformed its one-year total shareholder return benchmarks, including the Russell Microcap Index and WilderHill Clean Energy Index.

Broadwind continues to execute on its strategic priorities, emphasizing a combination of further diversification within non-wind industries, including significant new customer relationships; the introduction of new, innovative technologies serving emerging growth energy transition markets; and a sustained focus on operational excellence, ensuring the on-time delivery of customer fabrications, gearing solutions and energy transition technologies to a diverse group of leading global customers.

The Company looks forward to maintaining a constructive dialogue with all stockholders over the coming months. Stockholders are not required to take any action at this time. The date of the 2023 Annual Meeting will be announced in due course.

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., the Company’s talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current expectations regarding its future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, its management. Forward looking statements include any statement that does not directly relate to a current or historical fact. The Company has tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

The Company’s forward-looking statements may include or relate to the Company’s beliefs, expectations, plans and/or assumptions with respect to the future of the Company’s operations and its ability to continue to execute on its strategies and grow its business organically. These statements are based on information currently available to the Company and are subject to various risks, uncertainties and other factors that could cause the Company’s actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of the Company’s most recently filed Form 10-K and the Company’s other filings with the SEC. The Company is under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause the Company’s current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

IMPORTANT ADDITIONAL INFORMATION

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 annual meeting of stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.bwen.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.bwen.com.

Corporate Contact

Noel Ryan, IRC

investors@bwen.com